Exhibit 99.1

iPower Launches AI Infrastructure Strategy

•     Company intends to pursue investments across the AI infrastructure stack, including an initial investment in sUSDai

•     Utilizes existing $30M facility to build dedicated GPU and AI asset portfolio

RANCHO CUCAMONGA, Calif., May 19, 2026 — iPower Inc. (Nasdaq: IPW) today announced the launch of its AI infrastructure strategy, positioning the Company as a dedicated capital provider for GPU clusters and AI infrastructure assets. The AI infrastructure market faces a fundamental supply-demand imbalance – GPU capacity is difficult to source and deploy, and operators face significant capital constraints in meeting surging demand. This leaves customers facing significant delays in building the AI capabilities they need.

iPower intends to address this gap by acting as a flexible capital provider and strategic partner to infrastructure operators across the technology stack, initially via its existing $30 million December 2025 financing facility. As a first step, the Company has committed up to $3 million from new financing proceeds to purchase sUSDai, a yield-bearing instrument backed by GPU-collateralized loans, giving iPower direct exposure to AI infrastructure revenue streams in a downside protected structure.

“We are in the early innings of the most significant technological adoption in this generation, and compute infrastructure is the critical bottleneck standing between enterprises and adoption. We believe iPower is well-capitalized to address the opportunity in this space. Our initial deployment into sUSDai is the first step in what we intend to build into a meaningful presence as a capital provider in the AI infrastructure ecosystem,” said Lawrence Tan, CEO of iPower Inc.

iPower’s AI infrastructure strategy is focused on several key initiatives:

•	Pursuing investments across the AI infrastructure stack, including an initial investment in sUSDai

•	Targeting strong returns on invested capital (ROIC) through disciplined asset selection

•	Leveraging iPower’s capital markets experience and ecosystem relationships to scale the portfolio as the strategy matures

The Company intends to provide updates on additional developments as it executes the strategy.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven company executing a focused strategy at the intersection of AI infrastructure and real-world commerce. The Company’s platform includes established e-commerce supply chain operations and a growing AI infrastructure investment strategy. Leveraging its operating experience, ecosystem relationships, and capital market access, iPower is building a scalable platform designed to generate durable long-term value for stockholders. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements, including iPower’s launch of its new AI infrastructure strategy, its ability to successfully deploy capital to fund such strategy, or generate revenue following the launch of such strategy, involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to,” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com